Exhibit 1.1

USA Compression Partners, LP

Up to $150,000,000
Common Units Representing Limited Partner Interests

EQUITY DISTRIBUTION AGREEMENT

November 12, 2014

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10119

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York 10281

SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road, 8th Floor
Atlanta, Georgia 30326

Ladies and Gentlemen:

Each of USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), and USA Compression GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), confirms its agreement (this “Agreement”) with UBS Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. (the “Managers”), as follows:

SECTION 1.  Description of Securities.  The Partnership proposes to issue and sell through or to one or more of the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales amount of up to $150,000,000 (the “Units”) on the terms set forth in Section 3 of this Agreement.  The Partnership agrees that whenever it determines to sell the Units directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Manager, relating to such sale in accordance with Section 3 of this Agreement.

Each of the General Partner and the Partnership is sometimes referred to herein as a “Partnership Party,” and they are sometimes collectively referred to herein as the “Partnership

Parties.”  The entities identified on Schedule B hereto are collectively referred to as the “Operating Subsidiaries.”  Each of the Partnership Parties and each of the Operating Subsidiaries are sometimes referred to herein as a “Partnership Entity,” and they are sometimes collectively referred to herein as the “Partnership Entities.”

SECTION 2.  Representations and Warranties of the Partnership Parties.  The Partnership Parties represent and warrant to and agree with the Managers that:

(a)                                 Registration Statement.  A registration statement (the “registration statement”), including a form of prospectus, has been prepared and filed by the Partnership pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), on Form S-3 (File No. 333-193724) in respect of the Units, not earlier than three years prior to the date hereof, in conformity with the requirements of the Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”).  The Commission has not issued an order preventing or suspending the use of the Base Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement (as defined below), and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, and (3) any registration statement filed to register the offer and sale of Common Units pursuant to Rule 462(b) under the Act.  Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.  Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to the Managers in connection with the offering of the Units.  Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.  Notwithstanding the foregoing, if any revised base prospectus, prospectus supplement or prospectus shall be provided to the Managers by the Partnership for use in connection with the offering and sale of the Units which differs from the Base Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised base prospectus, prospectus supplement or prospectus is required to be filed by the Partnership pursuant to

Rule 424(b) of the Act), the terms “Base Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised base prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Managers for such use.  “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and any other “issuer free writing prospectus” (as defined in Rule 433 of the Act) that the Partnership and the Managers shall agree from time to time is a Permitted Free Writing Prospectus.  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b)                                 No Material Misstatements or Omissions.  The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Managers pursuant to Rule 430(B)(f)(2) of the Act, at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied;  the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Base Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during the period that a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; at no time during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, did or will the Base Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus will comply, as of its date, as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects with the requirements of the Act; at no time during the period that a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of any Units did or will such Permitted Free Writing Prospectus include any information that conflicted or will conflict with any information contained in the Registration Statement, the Prospectus or any Incorporated Document or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representation or warranty with respect to any statement contained in the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Manager and furnished by or on behalf of any Manager expressly for use in the Registration Statement, the Base Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Partnership Parties and the Managers agree that the only information furnished or to be furnished by or on behalf of any Manager expressly for use in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is (1) the names of the Managers and (2) the statement that the Managers will not engage in any transactions that stabilize the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated November 12, 2014.

(c)                                  Free Writing Prospectus.  Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Managers, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the registration statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Partnership nor any Manager is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Units contemplated hereby are “issuer free writing prospectuses” as defined in Rule 433 of the Act.

(d)                                 Ineligible Issuer Status. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Act) as of the applicable eligibility determination date for purposes of Rules 164 and 433 under the Act.

(e)                                  Emerging Growth Company.  From the time of initial filing of the Registration Statement with the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Act.

(f)                                   Formation, Due Qualification and Authority.  Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register, qualify or be in good standing would not reasonably be expected to (i) have a material adverse effect on the condition, financial or otherwise, results of operations, properties, assets or business affairs or prospects of the Partnership Parties taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of the Partnership Entities has all requisite power and authority necessary to own or lease its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement, to the extent a party hereto, in each case in all material respects as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(g)                                  Power and Authority to Act as a General Partner.  The General Partner has full limited liability company power and authority to act as the general partner of the Partnership and manager of the Operating Subsidiaries.

(h)                                 Ownership of the General Partner.  USA Compression Holdings, LLC, a Delaware limited liability company (“USA Compression Holdings”), is the sole owner of all issued and outstanding membership interests in the General Partner.  Such interests are duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated, the “GP LLC Agreement”) and fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and USA Compression Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), other than any restrictions on transferability as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(i)                                     Ownership of the General Partner Interest and the Incentive Distribution Rights.  The General Partner is the sole general partner of the Partnership and the owner of all of the general partner interest in the Partnership (the “GP Interest”) and all of the Incentive Distribution Rights (as defined in the Partnership Agreement, defined below); and the General Partner owns the GP Interest and Incentive Distribution Rights free and clear of all Liens, other than any restrictions on transferability as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(j)                                    Capitalization of the Partnership.  As of November 12, 2014, the issued and outstanding partnership interests of the Partnership consisted of 30,716,424 Common Units, 14,048,588 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), the GP Interest and the Incentive Distribution Rights.  All outstanding Common Units, Subordinated Units, the GP Interest, the

Incentive Distribution Rights and the partnership interests represented thereby have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).

(k)                                 Valid Issuance of the Units.  At each Settlement Date, the Units will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(l)                                     Ownership of the Subsidiaries.  As of November 12, 2014, the Partnership owns, directly or indirectly, 100% of the ownership interests in each of the Operating Subsidiaries.  Such ownership interests have been duly authorized and validly issued in accordance with the constituent documents of each Operating Subsidiary and are fully paid (to the extent required under those documents) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Article 5.09 of the Texas LLC Act), and the Partnership owns, directly or indirectly, such equity interests free and clear of all Liens, other than Liens securing obligations pursuant to the Fifth Amended and Restated Credit Agreement, dated as of December 13, 2013, among the Partnership, the Operating Subsidiaries, JPMorgan Chase Bank, N.A., as Agent, and the lenders party thereto (as amended, the “Amended and Restated Credit Agreement”).

(m)                             No Other Subsidiaries.  As of November 12, 2014, other than the equity interests described in Section 1(l) above, the equity interest in USA Compression Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership, and intercompany indebtedness, none of the Partnership or the Operating Subsidiaries owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than the GP Interest and Incentive Distribution Rights and all of the membership interests in USA Compression Management Services, LLC, the General Partner does not, directly own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n)                                 No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and except for restrictions on transferring pledged securities, if any, pursuant to the Amended and Restated Credit Agreement and any security, pledge or other collateral agreement entered into in connection therewith, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any membership interests or partnership interests in any Partnership Entity.  Except for such rights that have been waived or complied with, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(o)                                 Authority and Authorization.  Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder.  The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(p)                                 Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(q)                                 Enforceability of Organizational Documents.  Each of the Partnership Agreement, the limited liability company agreement of the General Partner and the limited liability company agreement of each of the Operating Subsidiaries, as applicable (collectively, the “Organizational Documents”) has been duly authorized, executed and delivered by the applicable Partnership Entity party thereto and is a valid and legally binding agreement of the applicable Partnership Entity party thereto, enforceable against such Partnership Entity in accordance with its respective terms; provided that, with respect to each agreement described in this Section 1(u), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(r)                                    No Conflicts.  None of (i) the offering, issuance or sale of the Units by the Partnership or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus or any Permitted Free Writing Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, or (iii) the consummation of the transactions contemplated by this Agreement by the Partnership Parties: (A) conflicts or will conflict with or constitutes or will constitute a violation of any of the Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties is bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body applicable to any of the Partnership Entities or any of their respective properties in a proceeding to which any of them is a party or by which their respective property is bound or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement.

(s)                                   No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus or any Permitted Free Writing Prospectus, (iii) the execution, delivery and performance of this Agreement by the Partnership Parties or (iv) the consummation by the Partnership Parties of the transactions contemplated by this Agreement except (A) for registration of the Units under the Act and consents or filings required under the Act, the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Managers, (B) for such consents that have been, or prior to the first Settlement Date will be, obtained or made, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) as disclosed in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(t)                                    No Defaults.  None of the Partnership Entities is (i) in violation of its Organizational Document, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, which breach, default or violation in the case of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

(u)                                 Conformity of Securities to Disclosure.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(v)                                 Independent Public Accountants.  KPMG LLP (“KPMG”), who has certified the audited financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to each of the Partnership Parties within the meaning of the Act.

(w)                               Financial Statements.  The audited consolidated historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, present fairly in all material respects the financial condition of the Partnership as of the dates indicated, and the results of operations and cash flows of the Partnership, for the periods specified, comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The selected historical financial and operating information included or incorporated by reference in the Registration Statement and the Prospectus is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements, as applicable, from which it has been derived.  The other financial information of the Partnership, including non-GAAP financial measures, if any, included or incorporated by reference in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been derived from the accounting records of the Partnership Entities, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(x)                                 Pro Forma Financial Statements.  The pro forma financial statements of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus.  The pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(y)                                 No Material Adverse Change.  None of the Partnership Entities has sustained, since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and other than as would not reasonably be expected to have a Material Adverse Effect.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change in the condition, financial or otherwise, results of operations, properties, assets or business affairs or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction which is material to the Partnership Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (iii) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Partnership Entities, in each case other than as set forth in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(z)                                  Legal Proceedings or Contracts to be Described or Filed.  There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus that are not described as required by the Act.  There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.  Statements made in the Prospectus and the Permitted Free Writing Prospectuses, if any, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, are fair and accurate summaries thereof in all material respects.

(aa)                          Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement or the Prospectus and is not so described.

(bb)                          Title to Properties.  The Partnership Entities have good and indefeasible title in fee simple to, or valid leasehold or other interests in, as applicable, all real and personal property described in the Prospectus and the Permitted Free Writing Prospectuses, if any, as owned, leased or used and occupied by the Partnership Entities, free and clear of all Liens, except (i) for those Liens that arise under the Amended and Restated Credit Agreement, (ii) as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(cc)                            Rights-of-Way.  Each of the Partnership Entities has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus and the Permitted Free Writing Prospectuses, if any, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus and the Permitted Free Writing Prospectuses, if any, and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, other than as set forth, and subject to the limitations contained, in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect; and, except as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, none of such rights-of-way contains any restriction that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)                          Governmental Permits.  Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to conduct its business in the manner described in the Prospectus and the Permitted Free Writing Prospectuses, if any, subject to such qualifications set forth in the Prospectus and the Permitted Free Writing Prospectuses, if any, and except for such governmental permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Partnership Entities have not received notice of any revocation or modification of any governmental permits or notice of any proceeding relating thereto that, if determined adversely to any of the Partnership Entities would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)                            Books and Records.  The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff)                              Disclosure Controls and Procedures.  (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to provide reasonable assurance that the information required to be disclosed by the Partnership in the reports it submits or files under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(gg)                            No Changes in Internal Control.  Since the date of the most recent balance sheets of the Partnership reviewed or audited by KPMG LLP, (i) none of the Partnership Entities has been advised of (A) any significant deficiencies in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the ability of any of the Partnership Entities to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of any of the Partnership Entities, and (ii) there have been no significant adverse changes in internal control over financial reporting or in other factors that could significantly and adversely affect internal control over financial reporting relating to any of the Partnership Entities.

(hh)                          Tax Returns.  Each of the Partnership Entities that is required to do so has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith or for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to have a Material Adverse Effect.

(ii)                                  ERISA.  Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) each Partnership Entity and each employee benefit plan or program maintained by any Partnership Entity is in compliance in form and in operation in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and any other applicable law; (ii) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity or any entity treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), or Section 4001 of ERISA (collectively “ERISA Affiliate”), would have any liability; and (iii) no Partnership Entity or ERISA Affiliate expects to incur liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Code as a result of the transactions provided for in this Agreement.  Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, each “pension plan” established within the last six years and which is currently maintained by any Partnership Entity as of the date of this Agreement that is intended to be qualified under Section 401 of the Code, is so qualified and, to the knowledge of the Partnership Parties, no event or fact exists which would adversely affect such qualification.  To the knowledge of the Partnership Parties as of the date of this

Agreement, none of the Partnership Entities or any ERISA Affiliate currently maintains, contributes to or has any liability with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “pension plan” that is subject to Title IV of ERISA.

(jj)                                Investment Company.  The Partnership is not, and after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Prospectus and the Permitted Free Writing Prospectuses, if any, under the caption “Use of Proceeds” will not be, an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended.

(kk)                          Intellectual Property.  Each of the Partnership Entities, with respect to the assets owned or leased by the Partnership Entities, owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses in the manner and subject to such qualifications described in the Prospectus and the Permitted Free Writing Prospectuses, if any, and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except as such conflict which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)                                  Environmental Compliance.  Except as disclosed in the Registration Statement and the Prospectus, each of the Partnership Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the prevention of pollution or the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as it is currently being conducted, (iii) has not received written notice of any actual or potential liability under any Environmental Law, (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, and (v) none of the Partnership Entities anticipates any unplanned material capital expenditures during 2014 relating to Environmental Laws other than those incurred in the ordinary course of business for the purchase of equipment used in compression services or related activities, except where such noncompliance or deviation from that described in (i)-(v) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product,

(D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

(mm)                  Sarbanes-Oxley Act of 2002.  The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(nn)                          No Labor Dispute.  No labor dispute with the employees of the Partnership Entities exists or, to the knowledge of any of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(oo)                          Insurance.  The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties.  None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  The Partnership Entities are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof and will be fully in force at each Time of Sale and Settlement Date. There are no claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Partnership Entities have not been notified in writing that they will be denied renewal of their existing insurance coverage as and when such coverage expires or will be unable to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

(pp)                          Litigation.  Except as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) call into question the validity of this Agreement.

(qq)                          No Distribution of Other Offering Materials.  Without the prior consent of the Managers, none of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee, representative or other person associated with or acting on behalf of any Partnership Entity has distributed and will not distribute, any offering material in connection with the offering and sale of the Units other than (i) the Prospectus and (ii) any Permitted Free Writing Prospectus to which the Managers have consented in accordance with this Agreement.

(rr)                                Anti-Corruption Laws.  None of the Partnership Entities, or, to the knowledge of the Partnership Parties, any director, officer, agent, employee, representative or other person associated with or acting on behalf of any of the Partnership Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable anti-corruption law; and the Partnership Entities and such affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(ss)                              Anti-Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(tt)                                Office of Foreign Assets Control.  (i) None of the Partnership Entities or, to the knowledge of the Partnership Parties, any director, officer, agent or employee of the Partnership Entities, is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and (ii) the Partnership will not directly or indirectly use the proceeds of the offering and sale of the Units, or lend, fund, contribute, facilitate or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or use the proceeds of the offering of the Units in any other manner that will result in a violation by any Partnership Entity of any U.S. sanctions administered by OFAC.

(uu)                          Market Stabilization.  The Partnership has not taken and will not take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(vv)                          Statistical and Market-Related Data.  All third-party statistical or market-related data included in the Registration Statement, the Prospectus, and the Permitted Free Writing Prospectuses, if any, is based on or derived from sources that the Partnership believes to be reliable and accurate and no consents to the use of such data are required to be obtained by the Partnership from such sources that have not been obtained.

(ww)                      Distribution Restrictions.  No Operating Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as prohibited under the Amended and Restated Credit Agreement, and as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(xx)                          Actively Traded Security. The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(yy)                          Broker’s Fee. Except pursuant to this Agreement, none of the Partnership Entities has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(zz)                            Similar Agreements. The Partnership Parties have not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to the equity shelf program established by this Agreement.

In addition, any certificate signed by any officer of the Partnership Parties and delivered to the Managers or counsel for the Managers in connection with the offering of the Units shall be deemed to be a representation and warranty by the Partnership Parties as to matters covered thereby.

SECTION 3.  Sale and Delivery of Securities.

(a)                                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through or to one or more of the Managers, as sales agents, and each Manager agrees, severally and not jointly, to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i)                                     The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and any Manager on any day that (A) is a trading day for the

NYSE (a “Trading Day”) (other than a Trading Day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed the Managers by telephone (confirmed promptly by electronic mail) from any of the individuals listed as authorized representatives of the Partnership on Schedule C hereto (as may be updated by the Partnership from time to time) (the “Authorized Partnership Representatives”) to make such sales and (C) the Partnership Parties have satisfied their obligations under Section 6 of this Agreement.  The Partnership shall make sales through only one of the Managers on any given Trading Day.  The Partnership will designate the maximum number of Units to be sold by the applicable Manager daily as agreed to by such Manager and in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement or in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement by the board of directors of the General Partner, or a duly authorized committee thereof, and notified to such Manager in writing. Subject to the terms and conditions hereof, the applicable Manager shall use reasonable efforts to offer and sell all of the Units designated on any day; provided, however, that such Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that such Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of such Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such ordinary brokers’ transactions are hereinafter referred to as “At the Market Offerings”).

(ii)                                  Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct any Manager by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction.  In addition, the Partnership or any Manager may, upon notice to the other party by telephone (confirmed promptly by electronic mail), suspend the offering of the Units; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice; provided further, that such suspension by a Manager will not impact the Partnership’s ability to conduct sales of the Units with other Managers pursuant to this Agreement.

(iii)                               Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Units on behalf of the Partnership in their capacity as agents of the Partnership as shall be agreed by the Partnership and the Managers.

(iv)                              The compensation to each Manager, as agent of the Partnership, for sales of the Units shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a).  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v)                                 Each Manager shall provide written confirmation to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) by such Manager setting forth the aggregate amount of the Units sold on such day, the aggregate gross sales proceeds, any transactions fees deducted pursuant to Section 3(a)(iv), the Net Proceeds to the Partnership, and the aggregate compensation payable by the Partnership to such Manager with respect to such sales.

(vi)                              Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Partnership and the applicable Manager (each such date, a “Settlement Date”).  As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law, regulation or executive order to close.  On each Settlement Date, the Units sold through any Manager for settlement on such date shall be issued and delivered by the Partnership to the applicable Manager against payment of the Net Proceeds for the sale of such Units.  Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to the applicable Manager’s account, or to the account of the applicable Manager’s designee, at The Depository Trust Company (“DTC”), through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Common Units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership.  If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold the applicable Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay the applicable Manager any commission to which it would otherwise be entitled absent such default.  The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a).

(vii)                           Subject to the terms of a Terms Agreement, the Managers may sell the Units (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Act, including without limitation sales made directly on any existing trading market for the Common Units, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue. Subject to the terms of a Terms Agreement, the Managers may also sell the Units by any other method permitted by law, including but not limited to in privately negotiated transactions.

(viii)                        At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(q)), the Partnership Parties shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date but modified to incorporate the disclosures contained or incorporated by reference in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date.  Any obligation of any Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership Parties herein, to the performance by the Partnership Parties of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)                                 If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers of the proposed terms of such Placement.  If any Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement.  In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c)                                  (i)                                     Under no circumstances shall the Partnership cause or request the offer or sale of any Units if, after giving effect to the sale of such Units, the aggregate gross sales proceeds or the aggregate number of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount set forth in Section 1, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to the Managers in writing.  Under no circumstances shall the Partnership cause or request the offer or sale of any Units at a price lower than the minimum price authorized from time to time by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to the Managers in writing.

(ii)                                  If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)                                 Each sale of the Units to or through any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e)                                  Notwithstanding such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and any Manager, offers and sales of Units pursuant to this Agreement shall not be requested by the Partnership and need not be made by any Manager at any time when or during any period in which the Partnership is or could be deemed to be in possession of material non-public information.

(f)                                   The Partnership Parties acknowledge and agree that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) each Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (C) the Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by the Manager and the Partnership.

SECTION 4.  Covenants of the Partnership Parties.  The Partnership Parties agree with the Managers:

(a)                                 To notify the Managers promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the offering of the Units by the Managers; and to cause the Base Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; to cause each Permitted Free Writing Prospectus to be filed with the Commission as required by Rule 433 of the Act (to the extent such filing is required by such rule) and to retain copies of each Permitted Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 of the Act.

(b)                                 To promptly advise the Managers, confirming such advice in writing, of any suspension of the Managers’ obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (other than any amendment or supplement to be effected by the Partnership’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (2) of Section 4(d) below), and to provide the Managers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Units)) to which the Managers shall have objected in writing.

(c)                                  To make available to the Managers, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus and each Permitted Free Writing Prospectus (or of the Prospectus or any Permitted Free Writing Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Managers may request for the purposes contemplated by the Act; in case the Managers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)                                 (1) Subject to clause (2) of this Section 4(d), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; and (2) to provide the Managers, for their review and comment, with a copy of any reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, and to promptly notify the Managers of such filing.

(e)                                  [Intentionally omitted].

(f)                                   [Intentionally omitted].

(g)                                  [Intentionally omitted].

(h)                                 To promptly notify the Managers of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Partnership’s expense, to the Managers promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; and to promptly notify the Managers of the happening of any event that could require the making of any change in any Permitted Free Writing Prospectus so that such Permitted Free Writing Prospectus would not conflict with information contained in the Registration Statement, the Prospectus or the Incorporated Documents or so that such Permitted Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Partnership’s expense, to the Managers promptly such amendments or supplements to such Permitted Free Writing Prospectus as may be necessary to eliminate any such conflict or reflect any such change.

(i)                                     To furnish such information as may otherwise be required to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Managers may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Managers of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j)                                    To make generally available to its security holders, and to deliver to the Managers, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(k)                                 To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement.

(l)                                     Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any Common Units or any other securities of the Partnership that are substantially similar to the Common Units (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Units or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Units or Similar Securities), in each case, at any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled.  Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through the Managers pursuant to this Agreement; (ii) file a registration statement on Form S-8 relating to Common Units that may be issued pursuant to equity compensation plans existing as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act; (iii) issue securities under the Partnership’s equity compensation plans existing as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act; (iv) issue Units upon the exercise of options outstanding as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act or issued after the date of this Agreement under equity compensation plans described in clause (iii) of this sentence; and (v) issue Common Units pursuant to a distribution reinvestment plan.  In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(l), the Managers may suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Managers.

(m)                             Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus or a Permitted Free Writing Prospectus.

(n)                                 The Partnership will not, and will cause its Operating Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(o)                                 To use best efforts to cause the Common Units to be listed on the NYSE and to maintain such listing.

(p)                                 To advise the Managers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(q)                                 Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request), or (iii) the Managers may reasonably request (the date of commencement of the offering of the Units under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate of two of the Partnership’s executive officers, dated and delivered the Representation Date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Managers are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus and all Permitted Free Writing Prospectuses, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such certificate.

(r)                                    At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of Vinson & Elkins L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(s)                                   At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of the General Counsel or the Assistant General Counsel of the General Partner (“In-House Counsel”), dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(t)                                    At each Representation Date, to furnish or cause to be furnished to the Managers forthwith a certificate of the Secretary or Assistant Secretary of the General Partner, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the certificate referred to in Section 6(h) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the date of such certificate.

(u)                                 At each Representation Date, Latham & Watkins LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers.

(v)                                 Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Partnership shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) upon request by the Managers to the Partnership, there is filed with the Commission any document (other than an annual report on

Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Managers may reasonably request, to cause KPMG, or other independent accountants satisfactory to the Managers, forthwith to furnish the Managers letters, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letters referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the date of such letters.

(w)                               Upon commencement of the offering of the Units under this Agreement, and each time that the Managers may reasonable request, to cause HoganTaylor LLP (“HT”), for so long as any financial information related to the Partnership for the year ended December 31, 2013 and prior is included in the Registration Statement or the Prospectus, to furnish the Managers a letter, dated as of the date of the commencement of the offering or the date of such request, as the case may be, in the form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(x)                                 At each Representation Date, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the accountants of the Partnership; provided, that a Manager may inquire with the Partnership Parties as to such due diligence matters between Representation Dates to the extent reasonably necessary.

(y)                                 That the Partnership Parties consent to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(z)                                  If, to the knowledge of the Partnership Parties, any condition set forth in Section 6(a), 6(i) or 6(j) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by the Managers the right to refuse to purchase and pay for such Units.

(aa)                          To disclose in the Partnership’s quarterly reports on Form 10-Q and annual report on Form 10-K the number of Units sold through or to the Managers under this Agreement, the Net Proceeds to the Partnership and the offering expenses paid (including any underwriting discount) by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.

(bb)                          [Intentionally omitted].

(cc)                            That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented relating to such Units).

SECTION 5.  Payment of Expenses.  The Partnership Parties agree with the Managers that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the expenses of the Partnership Parties incident to the performance of their obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any unit or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units, (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law and the printing and furnishing of copies of any blue sky surveys to the Managers, (v) the listing of the Units on the NYSE and any other securities exchange and any registration thereof under the Exchange Act, (vi) any filing with, and any review of the public offering of the Units by, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (vii) the reasonable fees and disbursements of the Partnership’s counsel and of KPMG and HT, as applicable. Except as provided in this Section 5 and Sections 3(a)(iv) and 7 hereof, or except as may otherwise be agreed to in writing between the Partnership Parties and the Managers, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

SECTION 6.  Conditions of the Managers’ Obligations.  The obligations of the Managers hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Partnership Parties on the date hereof, any applicable Representation Date and as of each Settlement Date, (ii) the performance by the Partnership Parties of their obligations hereunder and (iii) to the following additional conditions precedent.

(a)                                 (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership Parties or the Managers of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)                                 Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no material and unfavorable change, financial or otherwise (other than as referred to or incorporated by reference in the Registration Statement and Prospectus), in the business, condition or prospects of the Partnership and its Operating Subsidiaries taken as a whole, in the judgment of the Managers, shall occur or become known and no transaction which is material and unfavorable to the Partnership (other than as referred to or incorporated by reference in the Registration Statement and Prospectus) in the judgment of the Managers, shall have been entered into by the Partnership or any of its Operating Subsidiaries.

(c)                                  The Partnership Parties shall furnish to the Managers, at every date specified in Section 4(r) of this Agreement, an opinion of Partnership Counsel, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit A hereto.

(d)                                 The Partnership Parties shall furnish to the Managers, at every date specified in Section 4(s) of this Agreement, an opinion of In-House Counsel, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit B hereto.

(e)                                  At the dates specified in Sections 4(v) and 4(w) of this Agreement, the Managers shall have received from (A) KPMG and (B) HT, for so long as any financial information related to the Partnership for the year ended December 31, 2013 and prior is included or incorporated by reference in the Registration Statement or the Prospectus, letters dated the date of delivery thereof and addressed to the Managers in form and substance satisfactory to the Managers.

(f)                                   The Partnership Parties shall deliver to the Managers, at every Representation Date specified in Section 4(q) of this Agreement, a certificate of two executive officers to the effect that (i) the representations and warranties of the Partnership Parties as set forth in this Agreement (as amended by disclosures included or incorporated by reference in the Registration Statement and the Prospectus) are true and correct as of the Representation Date, (ii) the Partnership Parties have performed their obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of this Section 6 have been met.

(g)                                  The Managers shall have received, at every date specified in Section 4(u) of this Agreement, the favorable opinion of Latham & Watkins LLP, counsel to the Managers, dated as of such date, and in form and substance satisfactory to the Managers.

(h)                                 The Managers shall have received, at every date specified in Section 4(t) of this Agreement, a certificate of the Secretary or Assistant Secretary of the General Partner, dated as of such date, and in form and substance satisfactory to the Managers.

(i)                                     All filings with the Commission required by Rule 424 or Rule 433 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(j)                                    The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7.  Indemnification and Contribution.

(a)                                 The Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless each Manager and each such Manager’s directors, officers and employees and any person who controls any such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any affiliate of any Manager participating in the offering of the Units, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, the Managers or any such persons may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of any Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or

(ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Base Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of any Manager to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)                                 Each Manager agrees, severally and not jointly, to indemnify, defend and hold harmless the Partnership Parties, their directors, officers and employees, and any person and its affiliates who controls the Partnership Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Prospectus Supplement or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)                                  If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership Parties or any Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 7(c), such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have (A) fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement or (B) notified the indemnified party in writing that it is disputing in good faith all or any non-reimbursed portion of the fees in such request stating in reasonable detail the basis for such dispute, and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)                                 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the applicable Manager, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and of the applicable Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties, on the one hand, and the applicable Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership Parties, and the total underwriting discounts and commissions received by the applicable Manager, bear to the aggregate public offering price of the Units.  The relative fault of the Partnership Parties, on the one hand, and of the applicable Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by the applicable Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)                                  The Partnership Parties and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 7, the Managers shall not be required to contribute any amount in excess of commissions received by them under this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                   The Partnership Parties and the Managers agree promptly to notify each other of the commencement of any Proceeding and, in the case of the Partnership Parties, against any of the Partnership’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8.  Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership Parties contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf any of the Managers or any of their affiliates or their directors, officers, employees or agents or any persons (including each director, officer, employee or agent of such persons) who control any of the Managers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of either of the Partnership Parties, their directors or officers or any person who controls them within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9.  Termination.

(a)                                 The Partnership Parties shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in their sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if any of the Units have been sold through the Managers for the Partnership, then Section 4(cc) shall remain in full force and effect, (ii) with respect to any pending sale, through the Managers for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)                                 The Managers shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in their sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination, except as otherwise explicitly agreed to in such written termination.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Partnership Parties, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

SECTION 10.  Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Managers, shall be sufficient in all respects if delivered or sent to (i) UBS Securities LLC, 299 Park Avenue, New York, NY, 10171-0026, Attention: Syndicate Department, Fax: (212) 821-6186, with a copy for information purposes to UBS Securities LLC, 677 Washington Blvd., Stamford, CT, 06901, Attention: Legal and Compliance Department, Fax: (203) 719-0680 (ii) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL, 33716, Attn: ECM General Counsel (iii) RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey St., 8th Floor, New York, NY, 10281-8089, Attention: Equity Capital Markets, Fax: (212) 428-6260 or (iv) SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, Atlanta, GA, 30326, Attention: Equity Syndicate, Fax: (404) 926-5872 and, if to the Partnership Parties, it shall be sufficient in all respects if delivered or sent to the address of the Partnership set forth on the cover of the Registration Statement.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11.  Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Managers and the Partnership Parties and, to the extent provided in Section 7 of this Agreement, the controlling persons, directors, officers and employees referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association, corporation or other entity (including a purchaser, as such purchaser, from the Managers) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12.  No Fiduciary Relationship.  The Partnership Parties hereby acknowledge that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities.  The Partnership Parties further acknowledge that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Managers act or be responsible as fiduciaries to the Partnership Entities, the management, equity owners or creditors of the Partnership Entities, or any other person in connection with any activity that each Manager may undertake or has undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof.  Each Manager hereby expressly disclaims any fiduciary or similar obligation to the Partnership Entities, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership Parties hereby confirm their understanding and agreement to that effect.  The Partnership Parties and each Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by each Manager to the Partnership Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Parties.  Each Partnership Party and Manager hereby waives and releases, to the fullest extent permitted by law, any claims that such party may have against the other party with respect to any breach or alleged breach of any fiduciary or similar duty to such party in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13.  [Intentionally omitted].

SECTION 14.  Adjustments for Splits or Combinations.  The parties acknowledge and agree that all unit count-related numbers contained in this Agreement shall be adjusted to take into account any split or combination or the like effected with respect to the Common Units.

SECTION 15.  Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16.  Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17.  Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18.  Headings.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19.  Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto consent to the jurisdiction of such courts and personal service with respect thereto.  The parties hereto hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against such party or any indemnified party.  Each of the parties hereto (on its own behalf and, to the extent permitted by applicable law, on behalf of its equity owners and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The parties hereto agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of them and may be enforced in any other courts to the jurisdiction of which the applicable parties are or may be subject, by suit upon such judgment.

SECTION 20.  Successors and Assigns.  This Agreement shall be binding upon the Managers and the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and the Managers’ respective businesses and/or assets.

SECTION 21.  Miscellaneous.  Each of UBS Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. is an indirect, wholly owned subsidiary of UBS AG, Raymond James Bank, N.A., Royal Bank of Canada and SunTrust Bank, respectively, and is not a bank and is separate from any affiliated banks, including any U.S. branch or agency of UBS AG, Raymond James Bank, N.A., Royal Bank of Canada and SunTrust Bank, as applicable.  Because each of the Managers is a separately organized entity, each Manager is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by the Managers are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Partnership Parties and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership Parties and the Managers.  Alternatively, the execution of this Agreement by the Partnership Parties and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC, its general partner

By:	/s/ Joseph C. Tusa, Jr.
	Name:	Joseph C. Tusa, Jr.
	Title:	Vice President, Chief Financial
Officer and Treasurer

USA COMPRESSION GP, LLC

By:	/s/ Joseph C. Tusa, Jr.
	Name:	Joseph C. Tusa, Jr.
	Title:	Vice President, Chief Financial
Officer and Treasurer

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written.
UBS SECURITIES LLC

By:	/s/ Shail Sadra
Name: Shail Sadra
Title: Director

By:	/s/ Andy Lam
Name: Andy Lam
Title: Associate Director

Raymond James & Associates, Inc.

By:	/s/ Mark Huhndorff
Name: Mark Huhndorff
Title: Managing Director

RBC Capital Markets, LLC

By:	/s/ Andrew Hull
Name: Andrew Hull
Title: Director

SunTrust Robinson Humphrey, Inc.

By:	/s/ Jonathan C. Biele
Name: Jonathan C. Biele
Title: Managing Director

Signature Page to Equity Distribution Agreement

Schedule A

PERMITTED FREE WRITING PROSPECTUSES

None as of the date of the Equity Distribution Agreement to which this Schedule is attached.

Schedule B

Schedule of Subsidiaries

Name	Organizational Jurisdiction	Foreign Qualification

USA Compression Partners, LLC	Delaware

Tennessee, Kansas, Maryland, Mississippi, Arkansas, Texas, Colorado, Kentucky, West Virginia, Oklahoma, Louisiana, Utah, New York, Virginia, Michigan, Wyoming, Pennsylvania, Missouri, New Mexico, Ohio, Illinois

USAC Leasing, LLC	Delaware	Tennessee, Kansas, Maryland, Mississippi, Arkansas, Texas, Kentucky, West Virginia, Oklahoma, Louisiana, Utah, New York, Virginia, Michigan, Pennsylvania, New Mexico, Ohio

USAC OpCo 2, LLC	Texas	Arkansas, Oklahoma, Louisiana, Kansas, Kentucky, Ohio, Pennsylvania

USA Leasing 2, LLC	Texas	Arkansas, Oklahoma, Louisiana, Kansas, Kentucky, Ohio, Pennsylvania

Schedule C

Authorized Partnership Representatives

Eric D. Long

Joseph C. Tusa, Jr.

Matthew C. Liuzzi

Exhibit A

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF VINSON & ELKINS L.L.P.

1.                                     The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all requisite limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus.

2.                                      The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all requisite limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement and the Prospectus.

3.                                      Each of USA Compression Partners, LLC and USAC Leasing, LLC (together, the “Delaware LLCs”) is validly existing in good standing as a limited liability company under the Delaware LLC Act with all requisite limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus.

4.                                      Each of USAC OpCo 2, LLC and USAC Leasing 2, LLC (together, the “Texas LLCs”) is validly existing in good standing as a limited liability company under the Texas LLC Act with all requisite limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus.

5.                                      The Units to be issued and sold by the Partnership pursuant to the Equity Distribution Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued by the Partnership against payment therefor as provided in the Equity Distribution Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

6.                                      All limited partnership and limited liability company action, as the case may be, required to be taken by either of the Partnership Parties for the authorization, issuance, sale and delivery of the Units and the execution and delivery of the Equity Distribution Agreement has been validly taken.

7.                                      The Equity Distribution Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

8.                                      Each of the Organizational Documents has been duly authorized, executed and delivered by the Partnership Entities party thereto and are valid and legally binding agreements of such Partnership Entities party thereto, enforceable against such parties thereto in accordance with their terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, including the effect of applicable public policy on the enforceability of provisions relating to indemnification, exculpation, contribution, and the waiver or release of statutory, legal or equitable rights, defenses or claims, (v) applicable law relating to fiduciary duties, and (vi) judicial imposition of an implied covenant of good faith and fair dealing.

9.                                      None of the offering, issuance or sale by the Partnership of the Units or the execution, delivery and performance of the Equity Distribution Agreement by the Partnership Parties (i) constitutes or will constitute a violation of the Organizational Documents, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) or results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, any agreement listed on Annex B attached hereto, (iii) violates or will violate the Delaware LLC Act, the Delaware LP Act, the laws of the State of Texas or federal law, it being understood that we do not express an opinion in clause (iii) of this paragraph 9 with respect to any securities or other anti-fraud law.

10.                               No permit, consent, approval, authorization, order, registration, filing of or with any federal, New York, Texas or Delaware court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the offering, issuance or sale by the Partnership of the Units or the execution, delivery and performance of the Equity Distribution Agreement by the Partnership Parties except (a) such as may be required under the Act, the Exchange Act, the Blue Sky laws of any jurisdiction or the by-laws and rules of the FINRA, as to which we do not express any opinion, (b) such as have been obtained or made and (c) such as would have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Equity Distribution Agreement.

11.                               The Registration Statement was declared effective under the Act on April 23, 2014; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule.

12.                               The Registration Statement at its Effective Date and the Prospectus, as of its date (except for the financial statements and the related notes and schedules thereto and the auditor’s report thereon and the other financial and accounting data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus, as to which we do not express any opinion), each appear on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations promulgated thereunder.

13.                              The Units conform in all material respects to the description thereof contained in each of the Registration Statement and the Prospectus.

14.                              The statements included or incorporated by reference in the Registration Statement and the Prospectus under the captions “How We Make Cash Distributions,” “Description of Partnership Securities,” “Conflicts of Interest and Fiduciary Duties” and “The Partnership Agreement,” insofar as they purport to describe specific agreements or constitute summaries of certain provisions of federal laws referred to therein, are accurate descriptions or summaries thereof in all material respects.

15.                               The Partnership is not, and immediately after the sale of the Units to be sold by the Partnership in accordance with the Equity Distribution Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

16.                               The General Partner is the sole general partner of the Partnership; the general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement.

17.                               The General Partner owns all of the Incentive Distribution Rights; such Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement.

18.                               Except as described in the Registration Statement and the Prospectus or provided for in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership pursuant to Delaware law or any agreement or instrument known to such counsel to which any of the Partnership Entities is a party or by which any one of them may be bound.  Except as described in the Registration Statement and the Prospectus, to our knowledge there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units or other interests in the Partnership or (B) any interest in the General Partner or the Operating Subsidiaries;

19.                               All of the Common Units, Subordinated Units and Incentive Distribution Rights in the Partnership have been duly authorized and validly issued and are fully paid and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

20.                               The opinion letter of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Managers may rely upon such opinion letter as if it were addressed to them.

In addition, we have participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership,

your counsel and your representatives, at which the contents of the Registration Statement, the Prospectus and related matters were discussed, and although we have not independently verified, are not passing upon, and are not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in the opinions expressed in paragraphs 14 and 15 above), based on the foregoing, no facts have come to our attention that lead us to believe that:

•                                          the Registration Statement, at the time it became effective on April 23, 2014, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the documents incorporated by reference at that time) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

•                                          the Prospectus (together with the documents incorporated by reference at that time), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, incorporated in or omitted from, the Registration Statement or the Prospectus.

Exhibit B

OPINION OF IN-HOUSE COUNSEL

1.                                      There is no pending (for which any of the Partnership Entities has been duly served) or, to the knowledge of such counsel, threatened action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property of a character required to be disclosed in the Registration Statement which is not so described.

2.                                      To such counsel’s knowledge, there are no contracts or other documents that are required by the Act or the Rules and Regulations to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement that have not been so described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement.